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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 2 to the Registration Statement (Form S-3, No. 333-59001) of Transocean Offshore Inc., a Cayman Islands exempted company, and to the incorporation by reference therein of our report dated January 26, 1999, with respect to the consolidated financial statements of Transocean Offshore Inc., a Delaware corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

Houston, Texas
November 5, 1999